Exhibit H-2

PRICEWATERHOUSECOOPERS LLC

PricewaterhouseCoopers Audit, s.r.o.
Katerinska 40
120 00 Prague 2
Czech Republic
Telephone +420 (2) 5115 1111
Facsimile +420 (2) 5115 6111
ID No. 40765521

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF TEPLARNA LIBEREC, A.S.

We have audited the accompanying balance sheet of Teplárna Liberec, a.s, as at 31 December 2002, the related income statement and notes, including the statement of cash flows overview of changes in equity, for year 2002 stated in the Annual Report (“the financial statements”). The financial statements and underlying accounting records are the responsibility of the Company’s Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Act on Auditors and Auditing Standards of the Chamber of Auditors of the Czech Republic. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets, liabilities and equity of Teplárna Liberec, a.s. as at 31 December 2002, and the results of its operations and its cash flows and changes in equity for the year then ended in accordance with the Act on Accounting and other relevant legislation of the Czech Republic.

We examined the agreement of accounting information in this Annual Report that are not included in the financial statements as at December 31, 2002, with the examined financial statements. In our opinion this information in all material respects corresponds to these financial statements.

Then, we examined the attached Report on relations between persons (the “Report”), included in this Annual Report. Completeness and correctness of the Report are the responsibility of the Company’s Board of Directors. Our responsibility is to examine the correctness of data listed in the Report.

We conducted our audit in accordance with the Auditing Standards of the Chamber of Auditors of the Czech Republic relating to examination of reports on relations between related persons. Those auditing standards require that we plan and perform the audit to obtain medium level of assurance as to whether the Report is free of material misstatement. During our examination, we found no facts that would lead us to suspicion/assumption that the attached Report was not prepared properly in all material respects.

30 April 2003

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Audit, s.r.o.
Represented by

/s/ Thomas Linder                          (illegible signature)

Thomas Linder                              Ivana Kunova
Partner                                          Auditor, Licence No. 1784

TEPLARNA LIBEREC, a.s.
FINANCIAL STATEMENTS - BALANCE SHEET
ASSETS

                                                                                12/31/2002               12/31/2001
                                                                           ---------------------   ------------------------

                                                                                             (CZK 000's)

Total Assets                                                                            573,026                    567,134
                                                                           =====================   ========================

Fixed Assets                                                                            386,717                    389,435
                                                                           ---------------------   ------------------------

     Intangible Fixed Assets                                                                262                        270
                                                                           ---------------------   ------------------------

         Software                                                                           233                        230
         Royalties                                                                           29                         40
                                                                           ---------------------   ------------------------

     Tangible Fixed Assets                                                              386,455                    389,165
                                                                           ---------------------   ------------------------

         Land                                                                             7,467                      7,467
         Constructions                                                                  131,927                    138,134
         Equipment                                                                      237,675                    239,257
         Other Tangible Fixed Assets                                                      5,749                          -
         Tangible Assets in the Course of Construction                                    3,287                      4,307
         Advances Paid for Tangible Assets                                                  350                          -
                                                                           ---------------------   ------------------------

Current Assets                                                                          183,437                    176,873
                                                                           ---------------------   ------------------------

     Inventories                                                                          4,820                      3,448
                                                                           ---------------------   ------------------------

         Raw Materials                                                                    4,820                      3,448
                                                                           ---------------------   ------------------------

     Short-Term Receivables                                                              80,167                     82,119
                                                                           ---------------------   ------------------------

         Trade Receivables                                                               64,069                     64,023
         Tax Receivables and State Subsidies Receivable                                  16,016                     18,025
         Other Receivables                                                                   82                         71
                                                                           ---------------------   ------------------------

     Financial Assets                                                                    98,450                     91,306
                                                                           ---------------------   ------------------------

         Cash in Hand                                                                        63                         70
         Cash in Bank                                                                     3,387                     13,736
         Short-Term Investments                                                          95,000                     77,500
                                                                           ---------------------   ------------------------

Other Assets                                                                              2,872                        826
                                                                           ---------------------   ------------------------

     Accruals and Deferrals                                                               2,181                        503
                                                                           ---------------------   ------------------------

         Prepaid Expenses                                                                   497                        315
         Accrued Revenue                                                                  1,684                        188
                                                                           ---------------------   ------------------------

     Anticipated Assets                                                                     691                        323
                                                                           ---------------------   ------------------------

TEPLARNA LIBEREC, a.s.
FINANCIAL STATEMENTS - BALANCE SHEET
LIABILITIES AND OWNER'S EQUITY

                                                                                12/31/2002               12/31/2001
                                                                           ---------------------   ------------------------

                                                                                             (CZK 000's)

Total Liabilities and Equity                                                            573,026                    567,134
                                                                           =====================   ========================

Equity                                                                                  483,949                    503,294
                                                                           ---------------------   ------------------------

     Registered Capital                                                                 500,000                    500,000
                                                                           ---------------------   ------------------------

         Registered Capital                                                             500,000                    500,000
                                                                           ---------------------   ------------------------

     Reserve Funds                                                                        1,628                      3,638
                                                                           ---------------------   ------------------------

         Statutory Reserve Fund                                                             765                      2,609
         Statutory and Other Reserves                                                       863                      1,029
                                                                           ---------------------   ------------------------

     Retained Earnings                                                                  (27,746)                     2,613
                                                                           ---------------------   ------------------------

         Retained Profits                                                                   750                      2,613
         Accumulated Losses                                                             (28,496)                         -
                                                                           ---------------------   ------------------------

     Profit (Loss) for the Current Period                                                10,067                     (2,957)
                                                                           ---------------------   ------------------------

Liabilities                                                                              83,567                     58,790
                                                                           ---------------------   ------------------------

     Provisions                                                                          42,863                     10,029
                                                                           ---------------------   ------------------------

         Deferred Tax Liability                                                          42,863                     10,029
                                                                           ---------------------   ------------------------

     Short-Term Liabilities                                                              40,704                     48,761
                                                                           ---------------------   ------------------------

         Trade Payables                                                                  36,528                     44,162
         Payroll Payable and Other Liabilities to Employees                               2,399                      2,636
         Liabilities for Social Insurance                                                 1,359                      1,496
         Tax Liabilities                                                                    400                        450
         Other Payables                                                                      18                         17
                                                                           ---------------------   ------------------------

Other Liabilities                                                                         5,510                      5,050
                                                                           ---------------------   ------------------------

     Accruals and Deferrals                                                                 229                        254
                                                                           ---------------------   ------------------------

         Accruals                                                                           229                        241
         Deferred Revenue                                                                     -                         13
                                                                           ---------------------   ------------------------

     Anticipated Liabilities                                                              5,281                      4,796
                                                                           ---------------------   ------------------------

TEPLARNA LIBEREC, a.s.
FINANCIAL STATEMENTS - INCOME STATEMENT

                                                                                 12/31/2002               12/31/2001
                                                                             --------------------   -----------------------

                                                                                              (CZK 000's)

Sale of Production (A)                                                                   646,710                   688,714
                                                                             --------------------   -----------------------

     Sales of Own Products and Services                                                  646,655                   688,660
     Own Work Capitalized                                                                     55                        54
                                                                             --------------------   -----------------------

Cost of Sales (B)                                                                        564,548                   618,941
                                                                             --------------------   -----------------------

     Raw Materials and Consumables                                                       411,454                   455,769
     Services                                                                            153,094                   163,172
                                                                             --------------------   -----------------------

Added Value (A)-(B) (+)                                                                   82,162                    69,773
                                                                             --------------------   -----------------------

Staff Costs (-)                                                                           45,912                    45,896
                                                                             --------------------   -----------------------
     Wages and Salaries                                                                   32,807                    32,813
     Emoluments of Board Members                                                             890                       960
     Social Security Costs                                                                11,512                    11,483
     Other Social Costs                                                                      703                       640
                                                                             --------------------   -----------------------
Taxes and Charges (-)                                                                        113                        58
Depreciation of Long-Term Assets (-)                                                      34,944                    33,429
Sale of Long-Term Assets and Raw Materials (+)                                               487                     1,142
Net Book Amount of Long-Term Assets and Raw Materials Sold (-)                               184                       650
Amounts Written Back to Operating Assets (+)                                               1,854                     2,111
Amounts Written Off Operating Assets (-)                                                   3,548                     4,557
Other Operating Income (+)                                                                15,433                    12,018
Other Operating Charges (-)                                                                4,077                     4,411
                                                                             --------------------   -----------------------

Operating Result (C)                                                                      11,158                    (3,957)
                                                                             --------------------   -----------------------

Income from Short-Term Investments (+)                                                       321                     1,489
Interest Income (+)                                                                        3,199                     3,503
Other Financial Expense (-)                                                                  275                       116
                                                                             --------------------   -----------------------

Result from Financial Transactions (D)                                                     3,245                     4,876
                                                                             --------------------   -----------------------

Tax on Profit or Loss on Ordinary Activities (E)                                           4,338                     4,215
                                                                             --------------------   -----------------------
     -current                                                                                  -                      (325)
     -deferred                                                                             4,338                     4,540
                                                                             --------------------   -----------------------

Profit or Loss on Ordinary Activities after Taxation (C)+(D)-(E) = (F)                    10,065                    (3,296)
                                                                             --------------------   -----------------------

Extraordinary Income (+)                                                                      66                       771
Extraordinary Charges (-)                                                                     64                       432
                                                                             --------------------   -----------------------

Extraordinary Income (G)                                                                       2                       339
                                                                             --------------------   -----------------------

Net Profit (Loss) for the Financial Period (F)+(G)                                        10,067                    (2,957)
                                                                             ====================   =======================

Profit (loss) before Taxation                                                             14,405                     1,258
                                                                             ====================   =======================

TEPLARNA LIBEREC, a.s.
CASH FLOW STATEMENT

                                                                                       12/31/2002           12/31/2001
                                                                                    -----------------   -------------------

                                                                                                 (CZK 000's)

Cash Flow from Operations

Book Profit (-) / Loss (+) from Current Activities before Taxation                            14,403                   919
                                                                                    -----------------   -------------------

Non-Pecuniary Operations Adjustments (B)                                                      32,855                31,426
                                                                                    -----------------   -------------------

    Fixed Assets Write-Offs                                                                   34,944                34,254
    Changes in Status of Adjusting Items                                                       1,734                 2,529
    Profit (-) / Loss (+) from Fixed Asset Sale                                                 (303)                 (365)
    Settled Interest Expense and Interest Income                                              (3,520)               (4,992)
                                                                                    -----------------   -------------------

Net Cash Flow from Operations before Taxation,
    Changes in Current Assets and Extraordinary Items (A) + (B) = (C)                         47,258                32,345
                                                                                    -----------------   -------------------

Changes in Status of Non-Pecuniary Items of Working Capital (D)                              (10,692)               (5,583)
                                                                                    -----------------   -------------------

    Change in Status of Receivables and Temporary Asset Accounts                              (4,692)              (17,751)
    Change in Status of Short-Term Liabilities and Temporary Liabilities Accounts             (5,802)                9,387
    Change in the Status of Inventories                                                         (198)                2,781
                                                                                    -----------------   -------------------

Net Cash Flows from Operations Before Taxation
    and Extraordinary Items (C) + (D) = (E)                                                   36,566                26,762

Received Interest (G)                                                                          3,520                 4,911
Income Tax Remitted for Current Activity (H)                                                   1,690                  (201)
Extraordinary Income and Expenses and Remitted Income Tax from Extraordinary Activity (I)          2                   179
                                                                                    -----------------   -------------------

Net Cash Flow from Operations (E) + (F) + (G) + (H) + (I) = (L)                               41,778                31,651
                                                                                    -----------------   -------------------

Cash Flow from Investment Activities

Expenses Connected with Acquisition of Fixed Assets                                          (34,205)              (27,915)
Receipts from Fixed Asset Sales                                                                  487                   775
                                                                                    -----------------   -------------------

Net Cash Flow From Investment Activities (M)                                                 (33,718)              (27,140)
                                                                                    -----------------   -------------------

Cash Flow from Financial Activity

Change in Equity Status (K)                                                                     (916)                 (945)
                                                                                    -----------------   -------------------

    Direct Payments from Reserves                                                               (916)                 (945)
                                                                                    -----------------   -------------------

Net Cash Flow from Financial Activity (J) + (K) = (N)                                           (916)                 (945)
                                                                                    -----------------   -------------------

Net Increase/ Decrease of Financial Means and Cash Equivalents (L) + (M) + (N) = (O)           7,144                 3,566

Status of Financial Means and Cash Equivalents at the Beginning of the Year (P)               91,306                87,740
                                                                                    -----------------   -------------------

Status of Financial Means and Cash Equivalents at the End of the Year (O) + (P)               98,450                91,306
                                                                                    =================   ===================